                                                                 Exhibit 4(a)(2)





================================================================================




                      PASS THROUGH TRUST AGREEMENT 1996-A2

                               Dated May __, 1996

                                     among

                            UNION TANK CAR COMPANY,


                                 PROCOR LIMITED


                                      and


                    _______________________________________,
                            as Pass Through Trustee



================================================================================



                                  $__________



                             Union Tank Car Company
                           1996-A2 Pass Through Trust
                           Pass Through Certificates,
                                 Series 1996-A2

           TABLE OF CONTENTS TO PASS THROUGH TRUST AGREEMENT 1996-A2


Section                                                                                                              Page
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                                                        ARTICLE I

                                                       DEFINITIONS

SECTION 1.1.               Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.2.               Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 1.3.               Form of Documents Delivered to
                              Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.4.               Acts of Certificateholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


                                                        ARTICLE II

                                         ACQUISITION OF EQUIPMENT NOTES AND ETCs;
                                            ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.1.               Issuance of Certificates; Acquisition of
                              Equipment Notes and ETCs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.2.               Declaration of Trust; Acceptance By Pass Through Trustee . . . . . . . . . . . . . . . . .  18
SECTION 2.3.               Limitation of Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.4.               Sale of Equipment Notes Under Certain Circumstances  . . . . . . . . . . . . . . . . . . .  19


                                                       ARTICLE III

                                                     THE CERTIFICATES

SECTION 3.1.               Form, Denomination and Execution of Certificates . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.2.               Authentication of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.3.               Temporary Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.4.               Registration of Transfer and Exchange
                              of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.5.               Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.6.               Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.7.               Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.8.               Limitation of Liability for Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.9.               Book-Entry and Registered Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  22

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                                                        ARTICLE IV

                                               DISTRIBUTIONS; STATEMENTS TO
                                                    CERTIFICATEHOLDERS

SECTION 4.1.               Certificate Account and Special Payments Account . . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.2.               Distribution from Certificate Account and
                              Special Payments Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 4.3.               Statements to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.4.               Investment of Special Payment Money  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


                                                        ARTICLE V

                                                      THE COMPANIES

SECTION 5.1.               Maintenance of Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.2.               Consolidation, Merger or Sale of Assets Permitted  . . . . . . . . . . . . . . . . . . . .  28


                                                        ARTICLE VI

                                                         DEFAULT

SECTION 6.1.               Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 6.2.               Incidents of Sale of Equipment Notes and ETCs  . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 6.3.               Judicial Proceedings Instituted by Pass Through Trustee  . . . . . . . . . . . . . . . . .  31
SECTION 6.4.               Control by Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 6.5.               Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.6.               Undertaking to Pay Court Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.7.               Right of Certificateholders to Receive Payments Not
                              to Be Impaired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.8.               Certificateholders May Not Bring Suit Except
                              Under Certain Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 6.9.               Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

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                                                       ARTICLE VII

                                                 THE PASS THROUGH TRUSTEE

SECTION 7.1.               Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 7.2.               Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 7.3.               Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 7.4.               Not Responsible for Recitals or Issuance of Certificates . . . . . . . . . . . . . . . . .  37
SECTION 7.5.               May Hold Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 7.6.               Money Held in Pass Through Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 7.7.               Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 7.8.               Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.9.               Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.10.              Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.11.              Merger, Conversion, Consolidation or
                              Succession to Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 7.12.              Maintenance of Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 7.13.              Money for Certificate Payments to Be Held in
                              Pass Through Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 7.14.              Registration of Equipment Notes and ETCs in
                              Pass Through Trustee's Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.15.              Representations and Warranties of Pass Through Trustee . . . . . . . . . . . . . . . . . .  45
SECTION 7.16.              Withholding Taxes; Information Reporting . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 7.17.              Trustee's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.18.              Preferential Collection of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46


                                                       ARTICLE VIII

                              CERTIFICATEHOLDERS' LISTS AND REPORTS BY PASS THROUGH TRUSTEE

SECTION 8.1.               The Companies to Furnish Pass Through Trustee
                              with Names and Addresses of Certificateholders  . . . . . . . . . . . . . . . . . . . .  46
SECTION 8.2.               Preservation of Information; Communications
                              to Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 8.3.               Reports by Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 8.4.               Reports by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

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                                                        ARTICLE IX

                                       SUPPLEMENTS TO PASS THROUGH TRUST AGREEMENT

SECTION 9.1.               Supplements to Pass Through Trust Agreement
                              Without Consent of Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.2.               Supplements to Pass Through Trust Agreement
                              with Consent of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 9.3.               Documents Affecting Immunity or Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.4.               Execution of Supplements to Pass Through
                              Trust Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.5.               Effect of Supplements to Pass Through
                              Trust Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.6.               Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.7.               Reference in Certificates to Supplements to Pas0
                              Through Trust Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50


                                                        ARTICLE X

                                         AMENDMENTS TO INDENTURE, NOTE DOCUMENTS,
                                       EQUIPMENT TRUST AGREEMENTS AND ETC DOCUMENTS


                                                        ARTICLE XI

                                            TERMINATION OF PASS THROUGH TRUST


                                                       ARTICLE XII
                                                    GUARANTEE OF UNION

SECTION 12.1.              Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 12.2.              Execution and Delivery of Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 12.3.              Limitation of Union's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 12.4.              Guarantee Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

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                                                       ARTICLE XIII

                                                 MISCELLANEOUS PROVISIONS

SECTION 13.1.              Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.2.              Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.3.              Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 13.4.              Communication by Certificateholder with
                              Other Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 13.5.              Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 13.6.              Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 13.7.              Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 13.8.              Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 13.9.              Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 13.10.             Benefits of Pass Through Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 13.11.             Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 13.12.             Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Exhibit A     -    Form of Certificate
Exhibit B     -    Guarantee
Exhibit C     -    Form of DTC Letter of Representations
Schedule I    -    Description of Equipment Notes to be Issued under the Indenture
Schedule II   -    Description of ETCs to be Issued under Equipment Trust Agreements

         This PASS THROUGH TRUST AGREEMENT 1996-A2, dated May __, 1996, is made with respect to the formation of the Union Tank Car Company 1996-A2 Pass Through Trust, among UNION TANK CAR COMPANY, a Delaware corporation ("Union"), PROCOR LIMITED, a Canadian corporation and an indirect wholly-owned subsidiary of Union ("Procor" and together with Union, the "Companies") and _______________________________________, solely as Pass Through Trustee and not in its individual capacity.


                                  WITNESSETH:


         WHEREAS, an initial $__________ aggregate principal amount Equipment Trust Certificate, Series 26 and a subsequent $_________ aggregate principal amount Equipment Trust Certificate, Series 26 (together with the guarantee of Union to be endorsed thereon, the "Union ETCs"), will be issued pursuant to an Equipment Trust Agreement, dated May __, 1996 as may be amended or supplemented from time to time (the "Union Equipment Trust Agreement"), between Union and _______________________________________, as trustee (the "Union Equipment Trust
Trustee");

         WHEREAS, a $__________ aggregate principal amount Equipment Trust Certificate, Series 26-Can (together with the guarantee of Procor endorsed thereon, the "Procor ETC" and, together with the Union ETCs, the "ETCs"), will be issued pursuant to an Equipment Trust Agreement, dated May __, 1996, as may be amended or supplemented from time to time (the "Procor Equipment Trust Agreement") between Procor and _______________________________________, as
trustee (the "Procor Equipment Trust Trustee");

         WHEREAS, the Union Equipment Trust Trustee will issue the Union ETCs in connection with the financing of railway tank cars and other rail cars of the type used in Union's business (the "Union Trust Equipment") and the Procor Equipment Trust Trustee will issue the Procor ETC in connection with the financing of railway tank cars and other rail cars of the type used in Procor's business (the "Procor Trust Equipment");

         WHEREAS, pursuant to the terms of this Pass Through Trust Agreement, the Union Equipment Trust Agreement and the Procor Equipment Trust Agreement, the Union ETCs and the Procor ETC are to be sold upon their issuance to the Pass Through Trustee, and the Pass Through Trustee shall purchase the ETCs upon their issuance and shall hold such ETCs in trust for the benefit of the Certificateholders;

         WHEREAS, a certain Owner Trustee, on behalf of a certain Owner Participant, will purchase certain Equipment (as defined) from Union;

         WHEREAS, the Owner Trustee will lease the Equipment to Union pursuant to the Lease;

         WHEREAS, such Owner Trustee will issue on a nonrecourse basis Equipment Notes, under the Indenture, in order to finance not more than 80% of the purchase price to be paid to Union for the Equipment subject to the Lease;

         WHEREAS, pursuant to the terms and conditions of this Pass Through Trust Agreement and the Participation Agreement, such agreements to be entered into by the Pass Through Trustee contemporaneously with the execution and delivery of this Pass Through Trust Agreement, certain Equipment Notes are to be sold, from time to time, to the Pass Through Trustee, and the Pass Through Trustee shall purchase, from time to time, such Equipment Notes and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

         WHEREAS, the Pass Through Trustee, upon execution and delivery of this Pass Through Trust Agreement, hereby declares the creation of this Pass Through Trust for the benefit of the Certificateholders, and the initial
Certificateholders as the grantors of the Pass Through Trust, by their respective acceptances of the Certificates, join in the creation of this Pass Through Trust with the Pass Through Trustee;

         WHEREAS, to facilitate the sale of the ETCs and certain Equipment Notes to the Pass Through Trustee and the purchase of such ETCs and Equipment Notes by the Pass Through Trustee, each of Union and Procor has duly authorized the execution and delivery of this Pass Through Trust Agreement as an "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates being issued hereunder and as an "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to the Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustee; and

         WHEREAS, this Pass Through Trust Agreement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1.  Definitions.

         (a) For all purposes of this Pass Through Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (i) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                 (ii) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (iii) all references in this Pass Through Trust Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Pass Through Trust Agreement; and

                 (iv) the words "herein", "hereof " and "hereunder" and other words of similar import refer to this Pass Through Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         (b) For all purposes of this Pass Through Trust Agreement, the following capitalized terms have the following respective meanings:

         "Act," with respect to any Certificateholder, has the meaning specified in Section 1.4.

         "Affiliate" of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Agent" means any Paying Agent or Registrar.

         "Avoidable Tax" has the meaning specified in Section 7.9(e).

         "Book-Entry Certificates" means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.9.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions or trust companies are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, or, solely with respect to payments under the Procor Equipment Trust Agreement, Toronto, Ontario, Canada, or, so long as any Certificate is outstanding, a city and state in which the respective Corporate Trust Office of the Owner Trustee, the Pass Through Trustee, the Indenture Trustee, any Equipment Trust Trustee or Paying Agent is located.

         "Certificate" means any one of the certificates executed and authenticated by the Pass Through Trustee, substantially in the form of Exhibit A hereto.

         "Certificate Account" means the account or accounts created and maintained pursuant to Section 4.1(a).

         "Certificateholder" means the Person in whose name a Certificate is registered in the Register.

         "Certificate Owner" means, when used in Section 3.9, the Person who owns a Book Entry Certificate.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means May __, 1996.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Companies" means Union Tank Car Company, a Delaware corporation, and Procor Limited, a Canadian corporation, or their respective successors in interest pursuant to Section 5.2, or any other obligor with respect to the Certificates (within the meaning of the Trust Indenture Act).

         "Corporate Trust Office" means, with respect to the Pass Through Trustee, any Equipment Trustee and the Indenture Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

         "De Minimis Certificate" has the meaning specified in Section 3.1.

         "Direction" has the meaning specified in Section 1.4(c).

         "Equipment" means, with respect to the Union ETCs, all of the Union Trust Equipment, with respect to the Procor ETC, all of the Procor Trust Equipment, and with respect to the Equipment Notes, all of the Units covered by the Lease; or as the context may require, all of the Equipment covered by the ETCs and the Equipment Notes.

         "Equipment Note" means any one of the Equipment Notes (as defined in the Indenture) described on Schedule I attached hereto, including any Equipment Note (as so defined) issued under the Indenture as a replacement or substitution therefor, held by the Pass Through Trustee.

         "Equipment Trust Agreement" means either of the Union Equipment Trust Agreement or the Procor Equipment Trust Agreement, each dated May __, 1996, as each such Equipment Trust Agreement may be amended or supplemented from time to time in accordance with its respective terms; and "Equipment Trust Agreements" means both of such agreements.

         "Equipment Trust Default" means, with respect to either Equipment Trust Agreement, any Event of Default (as such term is defined in such Equipment Trust Agreement).

         "Equipment Trust Trustee" means the Union Equipment Trust Trustee and the Procor Equipment Trust Trustee.

         "ETC" means any one of the Equipment Trust Certificates described in
Schedule II attached hereto, including any ETC (as so defined) issued under the applicable Equipment Trust Agreement as a replacement or substitution therefor, held by the Pass Through Trustee.

         "ETC Documents", with respect to an ETC, means the applicable Equipment Trust Agreement.

         "Guarantee" means the guarantee of Union set forth in Article XII hereof and on each of the Certificates.

         "Escrow Account" has the meaning specified in Section 2.1(b).

         "Escrowed Funds" has the meaning specified in Section 2.1(b).

         "Event of Default" means an event described in Section 6.1.

         "Fractional Undivided Interest" means the undivided interest in the Pass Through Trust that is evidenced by an Outstanding Certificate expressed as a fraction of the total undivided interests in the Pass Through Trust represented by all Outstanding Certificates.

         "Indenture" means the Trust Indenture and Security Agreement (UTC Trust No. 1996-A) (L-___), dated May __, 1996, between the Owner Trustee and the Indenture Trustee, as the Indenture may be amended or supplemented from time to time in accordance with its terms. The term "Indenture" includes each Indenture Supplement entered into pursuant to the terms of the Indenture.

         "Indenture Default" means, with respect to the Indenture, any Indenture Event of Default (as such term is defined in the Indenture).

         "Indenture Trustee" means _______________________________________, in its capacity as indenture trustee under the Indenture, and any other Person which may from time to time be acting as Indenture Trustee in accordance with the provisions of the Indenture.

         "Initial Cut-off Date" means May __, 1996.

         "Issuance Date" means the date of the issuance of the Certificates.

         "Lease" means the Equipment Lease Agreement (UTC Trust No. 1996-A) (L-14_) with respect to the Equipment between the Owner Trustee, as the lessor, and Union, as the lessee, as the Lease may be amended or supplemented from time to time in accordance with its terms. Such term shall include each Lease Supplement entered into pursuant to the terms of the Lease.

         "Lease Event of Default" means, with respect to the Lease, an Event of Default under the Lease as specified in Section 14 thereof.

         "Lease Supplement" has the meaning assigned to that term in the Lease.

         "Letter of Representations" means the agreement among the Companies, the Pass Through Trustee and the initial Clearing Agency substantially in the form attached hereto as Exhibit C.

         "Make-Whole Amount" has the meaning assigned to that term in the Indenture.

         "Note Documents," with respect to any Equipment Note, means the Indenture, the Lease and the Participation Agreement.

         "Officer's Certificate" means a certificate signed, (a) in the case of either of the Companies, by (i) the Treasurer, any Assistant Treasurer, the Controller or any Assistant Controller of such Company, signing alone, or (ii) any Vice President signing together with the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such Company, or (b) in the case of the Owner Trustee, an Equipment Trust Trustee or the Indenture Trustee, a Responsible Officer of such Owner Trustee, Equipment Trust Trustee or Indenture Trustee.

         "Opinion of Counsel" means a written opinion of legal counsel, who (i) in the case of counsel for either of the Companies may be (A) a lawyer employed by such Company, (B) Neal Gerber & Eisenberg, or (C) such other counsel designated by such Company and reasonably acceptable to the Pass Through Trustee and (ii) in the case of the Owner Trustee, any Equipment Trust Trustee or the Indenture Trustee, such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be acceptable to the Pass Through Trustee.

         "Outstanding," with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Pass Through Trust Agreement, except:

                 (i) Certificates theretofore canceled by the Registrar or delivered to the Pass Through Trustee or the Registrar for cancellation;

                 (ii) Certificates for which money in the full amount required to make the final distribution payment to be made pursuant to Section
         11.1 hereof has been theretofore deposited with the Pass Through Trustee in trust for the Certificateholders as provided in Section 4.1 pending distribution of such money to the Certificateholders pursuant to such final distribution payment; and

                 (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Pass Through Trust Agreement.

         "Owner Participant" means the "Owner Participant" referred to in the Participation Agreement and any permitted successor or assign of any such Owner Participant.

         "Owner Trustee," with respect to any Equipment Note or the Indenture or the Lease, means State Street Bank and Trust Company, not in its individual capacity but solely as owner trustee of an owner trust for the benefit of the Owner Participant, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Note Documents.

         "Participation Agreement" means the Participation Agreement (UTC Trust No. 1996-A) (L-14_), dated May __, 1996, and to which the Pass Through Trustee, the Owner Trustee, the Indenture Trustee, the Owner Participant, and Union are parties, as the Participation Agreement may be amended or supplemented from time to time in accordance with its respective terms.

         "Pass Through Trust" means the trust created by this Pass Through Trust Agreement, the estate of which consists of the Trust Property.

         "Pass Through Trust Agreement" means this Pass Through Trust Agreement, as it may be amended from time to time in accordance with the terms hereof.

         "Pass Through Trustee" means the institution executing this Pass Through Trust Agreement as Pass Through Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

         "Paying Agent" means the paying agent maintained and appointed pursuant to Section 7.12.

         "Permitted Investments" means each of (i) direct obligations of the United States of America and agencies thereof; (ii) obligations fully guaranteed by the United States of America; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, having general obligations rated at least A1 by Moody's Investors Service, Inc. or A+ by Standard & Poor's Corporation (but excluding any new investment as to which there is a public announcement by the rating agency providing a rating thereon that such rating is under consideration for a possible downgrade below A1 or A+, as the case may be), including the Owner Trustee in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met; (iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii);
(v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii); (vi) commercial paper of companies having a rating of A-l/P-l or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America);
(vii) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of any bank, trust company or national banking association described in clause (iii); (viii) Canadian Treasury Bills fully hedged to U.S. dollars; (ix) bonds, notes or other obligations of any state of the United States of America, or any political subdivision of any such state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds; provided that, at the time of their purchase, such obligations are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); or (x) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); provided that no investment shall be eligible as and included within the definition of the term "Permitted Investment" unless either (x) the final maturity or date of return of such investment is equal to one year or less from the date of purchase thereof, or (y) in the case of any investment referred to in the foregoing clause (i) or (ii) only, such investment has a final maturity or date of return greater than one year from the date of purchase thereof and closing prices on a national securities exchange or bid and asked prices, closing prices or yields to maturity for such investment are reported in The Wall Street Journal (or if The Wall Street Journal is not at the time published or ceases to report such prices, such prices are reported by any other publication of nationally recognized standing of general circulation in New York City).

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Pool Balance" means, as of any date, the aggregate unpaid principal amount of the ETCs and the Equipment Notes held in the Pass Through Trust on such date plus the amount of the principal payments on the ETCs and the Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the Escrow Account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special

Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in the Pass Through Trust and distribution thereof to be made on that date.

         "Pool Factor" means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Certificates issued under the Pass Through Trust. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the ETCs and the Equipment Notes held in the Pass Through Trust and distribution thereof to be made on that date.

         "Postponed Notes" means the Equipment Notes or ETCs as to which a Postponement Notice shall have been delivered pursuant to Section 2.1(b).

         "Postponement Notice" means a certificate of Union signed by an officer of Union (i) requesting that the Pass Through Trustee execute and deliver the Participation Agreement but temporarily postpone payment of the purchase price of the Equipment Notes or ETCs to a date later than the Issuance Date, (ii) identifying the amount of the purchase price of each Equipment Note or ETC and the aggregate purchase price of all such Equipment Notes or ETCs,
(iii) setting forth the reasons for such postponement and (iv) with respect to the Participation Agreement referred to in clause (i), either (A) setting or resetting a new Closing Date (which shall be on or prior to the Initial Cut-off
Date) for payment by the Pass Through Trustee of such purchase price and issuance of the Equipment Note or ETC, or (B) indicating that such new Closing Date (which shall be on or prior to the Initial Cut-Off Date) will be set by subsequent written notice not less than one Business Day prior to such new Closing Date.

         "Procor Equipment Trust Trustee" means
_______________________________________, in its capacity as the trustee under the Procor Equipment Trust Agreement, and any other Person which from time to time will be acting as Equipment Trust Trustee in accordance with the provisions of the Procor Equipment Trust Agreement.

         "Record Date" means the Business Day preceding a Regular Distribution Date or a Special Distribution Date, as applicable.

         "Register" has the meaning specified in Section 3.4.

         "Registered Certificates" has the meaning specified in Section 3.1.

         "Registrar" has the meaning specified in Section 3.4.

         "Regular Distribution Date" means, with respect to distributions of Scheduled Payments, _________ and _________ of each year, commencing on _________, 1996, until payment of all the Scheduled Payments to be made under the Equipment Notes and the ETCs has been made.

         "Request" means a request by Union, on behalf of the Companies, setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.2 of this Pass Through Trust Agreement.

         "Responsible Officer" means (i) with respect to the initial Pass Through Trustee, any initial Equipment Trust Trustee or the initial Indenture Trustee, any officer in the Corporate Trust Office or any other office at which the Pass Through Trustee, any Equipment Trust Trustee or the Indenture Trustee conducts corporate trust business; and (ii) with respect to any successor Pass Through Trustee, successor Equipment Trust Trustee, successor Indenture Trustee or the Owner Trustee, the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller. Responsible Officer also means, with respect to the Pass Through Trustee, any Equipment Trust Trustee, the Indenture Trustee and the Owner Trustee, any other officer of the Pass Through Trustee, the Owner Trustee, such Equipment Trust Trustee or the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be any of the above designated officers, and with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Scheduled Payment" means, with respect to a Regular Distribution Date, any payment (other than a Special Payment) of interest on or principal of and interest on: (i) an Equipment Note due from the Owner Trustee which issued such Equipment Note, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both, to be made on such Regular Distribution Date pursuant to the terms of such Equipment Note; or (ii) an ETC, to be made on such Regular Distribution Date pursuant to the terms of such ETC.

         "Special Distribution Date" means (i) in the case of prepayments with respect to a voluntary termination of the Lease, the purchase of any Units by Union pursuant to Section 22.1 of the Lease or an ordinary Event of Loss under the Lease, on a Regular Distribution Date, (ii) in the case of prepayments with respect to a Multiple Loss under the Lease, a refunding or refinancing of the Equipment Notes or a purchase of the Equipment by Union from an Owner Trustee of a competitor Owner Participant, on any Business Day following 15 days notice from the Pass Through Trustee to The Depository Trust Company and (iii) in the case of payments received following a default in respect of any Equipment Note, on the second day of any month, and (iv) with respect to an ETC, the earliest day of a month for which it is practicable for the Pass Through Trustee to give notice pursuant to Section 4.2(c) 20 days prior thereto.

         "Special Payment" means (i) with respect to an Equipment Note (or portion thereof), any payment of principal of, Make-Whole Amount, if any, and interest on such Equipment Note (or portion thereof) resulting from the prepayment of such Equipment Note (or portion thereof) pursuant to Section 2.10 of the applicable Indenture, (ii) with respect to an Equipment Note, any payment of principal of and interest (including any interest accruing upon default) on, or any other amount in respect of, such Equipment Note upon an Indenture Default in respect thereof, including payments received on account of the purchase by the Owner Trustee of such Equipment Notes, (iii) the amounts required to be distributed pursuant to the fifth paragraph of Section 2.1(b), (iv) any proceeds from the sale of any Equipment Note by the Pass Through Trustee pursuant to Article VI hereof; (v) with respect to an ETC, any payment of principal of and interest (including any interest accruing upon default) on, or any other amount in respect of, such ETC upon an Equipment Trust Default in respect thereof or upon an acceleration under the Equipment Trust Agreement relating to such ETC, or (vi) any proceeds from the sale of an ETC by the Pass Through Trustee pursuant to Article VI hereof; and "Special Payments" means all of such Special Payments.

         "Special Payments Account" means the account or accounts created and maintained pursuant to Section 4.1(b).

         "Specified Investments" means (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits (including overnight deposits) with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee or Owner Trustee, in their respective individual capacities, if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating of A-l/P-l or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) and (v) repurchase agreements with any financial institution described in clause (iii) above having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided, however, that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment occurs no later than ___________, 1996.

         "Subsequent Cut-off Date" means June __, 1996.

         "Trust Indenture Act" means, except as otherwise provided in Section 9.6, the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

         "Trust Property" means the Union ETCs, the Procor ETC, the Guarantee and the Equipment Notes held as the property of the Pass Through Trust and all moneys at any time paid thereon and all moneys due and to become due thereunder, funds from time to time deposited in the Escrow Account (other than earnings on Specified Investments), the Certificate Account and the Special Payments Account and any proceeds from the sale by the Pass Through Trustee pursuant to Article VI hereof of any Equipment Note.

         "Trustee's Liens" means any Lien (within the meaning specified in Appendix A to the Participation Agreement) arising as a result of (a) any claim against the Pass Through Trustee or _______________________________________, in
its individual capacity, respectively, not resulting from the actions contemplated by the Operative Agreements (within the meaning specified in Appendix A to the Participation Agreement), (b) any act or omission of the Pass Through Trustee or _______________________________________, in its individual capacity, respectively, which is not required or permitted by the Operative Agreements or is in violation of any of the terms of the Operative Agreements,
(c) any claim against the Pass Through Trustee or _______________________________________, in its individual capacity, respectively, with respect to Taxes (within the meaning specified in Appendix A to the Participation Agreement) or Transaction Costs (within the meaning specified in Appendix A to the Participation Agreement) against which Union is not required to indemnify the Pass Through Trustee, _______________________________________, in its individual capacity, pursuant to the Participation Agreement or (d) any claim arising out of any transfer by the Pass Through Trustee, of all or any portion of its interests in the Equipment, the Trust Property or the Operative Agreements other than the transfer of title to or possession of any Equipment by the Pass Through Trustee pursuant to and in accordance with the applicable Equipment Trust Agreement or the Indenture or pursuant to the exercise of the remedies set forth in the Lease; provided, however, that any Trustee Lien which is attributable solely to the Pass Through Trustee or _______________________________________, in its
individual capacity and would otherwise constitute a Trustee Lien shall not constitute a Trustee Lien so long as (i) the existence of such Trustee Lien poses no material risk of the sale, forfeiture or loss of any Unit or any interest therein, including Equipment Notes, (ii) the existence of such Trustee Lien does not interfere in any way with the quiet enjoyment of any Unit by Union, as lessee and (iii) the Pass Through Trustee or [_______________________________________], in its individual capacity, is diligently contesting such Trustee Lien by appropriate proceedings.

         "Unit" has the meaning assigned to that term in the Lease.

         "Union Equipment Trust Trustee" means
_______________________________________, in its capacity as trustee under the
Union Equipment Trust Agreement, and any other Person which may from time to time be acting as Equipment Trust Trustee in accordance with the provisions of the Union Equipment Trust Agreement.

         SECTION 1.2. Compliance Certificates and Opinions. Upon any application or request by the Companies to the Pass Through Trustee to take any action under any provision of this Pass Through Trust Agreement, Union shall furnish to the Pass Through Trustee an Officer's

Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Pass Through Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Pass Through Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Pass Through Trust Agreement (other than a certificate provided pursuant to Section 8.4(d)) shall include:

                 (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are used;

                 (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.3. Form of Documents Delivered to Pass Through Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Pass Through Trust Agreement, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4.  Acts of Certificateholders.

         (a) Any direction, consent, waiver or other action provided by this Pass Through Trust Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee and, where it is hereby expressly required, to the Companies, any Equipment Trust Trustee or the Indenture Trustee. Such instrument or instrument (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Trust Agreement and conclusive in favor of the Pass Through Trustee, the Companies, any Equipment Trust Trustee and the Indenture Trustee, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Pass Through Trustee deems sufficient. In the absence of bad faith on the part of the Pass Through Trustee, an Officer's Certificate may be deemed to be conclusively proved.

         (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent or waiver (a "Direction"), under this Pass Through Trust Agreement, Certificates owned by either of the Companies, the Owner Trustee, the Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding under this Pass Through Trust Agreement for purposes of any such determination. In determining whether the Pass Through Trustee shall be protected in relying upon any such Direction, only Certificates which the Pass Through Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not either of the Companies, the Owner Trustee, the Pass Through Trustee, the Owner Participant or any Affiliate of any such Person.

         (d) Union, on behalf of the Companies, may at its option by delivery of an Officer's Certificate to the Pass Through Trustee set a record date to determine the Certificateholders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 nor less than 15 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

         (e) Any direction, consent, waiver or other action by the Certificateholder of any Certificate shall bind the Certificateholder of every Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof, whether or not notation of such action is made upon such Certificate.

         (f) Except as otherwise provided in Section 1.4(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Pass Through Trust Agreement, without preference, priority, or distinction as among all of the Certificates.


                                   ARTICLE II

                    ACQUISITION OF EQUIPMENT NOTES AND ETCs;
                       ORIGINAL ISSUANCE OF CERTIFICATES

  SECTION 2.1.  Issuance of Certificates; Acquisition of Equipment Notes and
                                     ETCs.

         (a) Upon request of Union, the Pass Through Trustee shall execute, authenticate and deliver Certificates with an aggregate principal amount equalling the aggregate principal amount of the Equipment Notes and ETCs, as the case may be, to be purchased by the Pass Through Trustee pursuant to the Equipment Trust Agreements, this Pass Through Trust Agreement and the Participation Agreement and evidencing the entire ownership of the Pass Through Trust. The Pass Through Trustee, not in its individual capacity but solely as Pass Through Trustee, shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of the Equipment Notes and ETCs to be issued from time to time, as contemplated by the Participation Agreement and the Equipment Trust Agreements, respectively, and, concurrently therewith, the Pass Through Trustee shall purchase, in the case of the Equipment Notes pursuant to the terms and conditions of the Participation Agreement, the Equipment Notes (except Postponed Notes, if any) then issued and, in the case of the ETCs pursuant to the terms and conditions of the Union Equipment Trust Agreement, the ETCs (except Postponed Notes, if any) then issued, at a purchase price equal to the amount of consideration received by the Pass Through Trustee with respect to such Equipment Notes and ETCs, respectively. Upon the issuance after the Issuance Date of any Equipment Notes and Union ETCs not previously purchased by the Pass Through Trustee, the Pass Through Trustee shall purchase at such time such Equipment Notes and Union ETCs at a purchase price equal to the amount of consideration received by the Pass Through Trustee with respect to such Equipment Notes and Union ETCs. Except as provided in Sections 3.4 and 3.5 hereof, the Pass Through Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph.
The provisions of this Subsection (a) are subject to the provisions of Subsections (b) and (c) below.

          (b) If Union shall deliver to the Pass Through Trustee on or prior to the Issuance Date a Postponement Notice, the Pass Through Trustee shall postpone the purchase of the Equipment Notes or ETCs (the "Postponed Notes") referred to in such Postponement Notice and shall promptly deposit into an escrow account (the "Escrow Account") an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds"). The Escrowed Funds so deposited into the Escrow Account shall be invested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, Union in Specified Investments maturing (i) no later than the Initial Cut-off Date or (ii) if Union has given notice to the Pass Through Trustee that the Postponed Notes will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase. The Pass Through Trustee shall make withdrawals from the Escrow Account only as provided in this Pass Through Trust Agreement. An account statement delivered by the Pass Through Trustee to Union shall be deemed written confirmation by Union that the investment transactions identified therein accurately reflect the investment directions given to the Pass Through Trustee by Union, unless Union notifies the Pass Through Trustee in writing to the contrary within thirty (30) days of receipt of such statement.

         The Pass Through Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer such Specified Investments. If Specified Investments held in the Escrow Account mature prior to the Initial Cut-off Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, Union in Specified Investments maturing (i) no later than the Initial Cut-off Date or (ii) if Union has given notice to the Pass Through Trustee that the Postponed Notes will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase.

         Any earnings on Specified Investments received from time to time by the Pass Through Trustee shall be promptly distributed to Union to an account specified in writing by Union.

Union shall pay to the Pass Through Trustee for deposit to the Escrow Account an amount equal to any losses on Specified Investments as incurred.

         On or prior to the Initial Cut-off Date, upon the written request of Union and the satisfaction of the closing conditions specified in the Participation Agreement and the Union Equipment Trust Agreement, as the case may be, the Pass Through Trustee shall purchase the Postponed Notes with the Escrowed Funds. The purchase price shall equal the principal amount of such Postponed Notes.

         If any of the Postponed Notes will not be issued on or prior to the Initial Cut-off Date for any reason, Union shall so notify the Pass Through Trustee and Union shall pay to the Pass Through Trustee on ___________, 1996 for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes at a rate or rates equal to the interest rate or rates applicable to the Certificates issued under the Pass Through Trust from the Issuance Date to, but not including, ___________, 1996 and the Pass Through Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase such Postponed Notes and the amount paid by Union under this paragraph to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

          (c) Notwithstanding the foregoing Subsection (b), with respect to amounts received by the Pass Through Trustee for the purchase of Equipment Notes and Union ETCs to be issued after the Initial Cut-off Date pursuant to the terms and conditions of the Participation Agreement or the Union Equipment Trust Agreement, the Pass Through Trustee shall promptly deposit into the Escrow Account an amount equal to the purchase price of such Equipment Notes or Union ETCs. The Escrowed Funds so deposited into the Escrow Account shall be invested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, Union in Specified Investments maturing (i) no later than the Subsequent Cut-off Date or (ii) if Union has given notice to the Pass Through Trustee that the aforementioned Equipment Notes or Union ETCs will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase. The Pass Through Trustee shall make withdrawals from the Escrow Account only as provided in this Pass Through Trust Agreement. An account statement delivered by the Pass Through Trustee to Union shall be deemed written confirmation by Union that the investment transactions identified therein accurately reflect the investment directions given to the Pass Through Trustee by Union, unless Union notifies the Pass Through Trustee in writing to the contrary within thirty (30) days of receipt of such statement.

         The Pass Through Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer such Specified Investments. If Specified Investments held in the Escrow Account mature prior to the Subsequent Cut-off Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, Union in Specified Investments maturing (i) no later than the Subsequent Cut-off Date or (ii) if Union has given notice to the Pass Through Trustee that the aforementioned Equipment Notes or Union

ETCs will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase.

         Any earnings on Specified Investments received from time to time by the Pass Through Trustee shall be promptly distributed to Union to an account specified in writing by Union. Union shall pay to the Pass Through Trustee for deposit to the Escrow Account an amount equal to any losses on Specified Investments as incurred.

         On or prior to the Subsequent Cut-off Date, upon the written request of Union and the satisfaction of the closing conditions specified in the Participation Agreement and the Union Equipment Trust Agreement, the Pass Through Trustee shall purchase the applicable Equipment Notes and Union ETCs with the Escrowed Funds. The purchase price shall equal the principal amount of such Postponed Notes.

         If any of the applicable Equipment Notes or Union ETCs will not be issued on or prior to the Subsequent Cut-off Date for any reason, Union shall so notify the Pass Through Trustee and Union shall pay to the Pass Through Trustee on December 30, 1996 for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Equipment Notes or Union ETCs, as the case may be, at a rate or rates equal to the interest rate or rates applicable to the Certificates issued under the Pass Through Trust from the Issuance Date to, but not including, December 30, 1996 and the Pass Through Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase such Equipment Notes or Union ETCs and the amount paid by Union under this paragraph to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

         SECTION 2.2. Declaration of Trust; Acceptance By Pass Through Trustee. The Pass Through Trustee, upon the execution and delivery of this Pass Through Trust Agreement, acknowledges its acceptance of all right, title, and interest in and to the Equipment Notes and the ETCs, as the case may be, acquired pursuant to Section 2.1 hereof and, in the case of the Equipment Notes, the Participation Agreement, and declares that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

         SECTION 2.3. Limitation of Powers. The Pass Through Trust is constituted solely for the purpose of making the investment in the Equipment Notes and the ETCs, and, except as set forth herein, the Pass Through Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee is not authorized or empowered to do anything that would cause the Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Equipment (as defined in the Indenture) by bidding the Equipment

Notes, the ETCs or otherwise, or taking any action with respect to any such Equipment once acquired).

         SECTION 2.4. Sale of Equipment Notes Under Certain Circumstances. If Union elects, in accordance with Section 10.2 of the Participation Agreement, to refund or refinance Equipment Notes, the Pass Through Trustee shall, upon satisfaction of the conditions set forth in Section 10.2 of the Participation Agreement, transfer such Equipment Notes to the Person designated by Union and will take any other action reasonably required to effect such refunding.


                                  ARTICLE III

                                THE CERTIFICATES

         SECTION 3.1. Form, Denomination and Execution of Certificates. The Certificates shall be issued in fully registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, together with the Guarantee of Union attached thereto in substantially the form attached hereto as Exhibit B, with such omissions, variations and insertions as are permitted by this Pass Through Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, typewritten or engraved thereon, as may be required to comply with the rules of any securities exchange on which the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Pass Through Trustee or by the officer executing such Certificates, such determination by such officer to be evidenced by his or her signing of the Certificates.

         Except as provided in Section 3.9, the definitive Certificates (the "Registered Certificates") shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

         The Certificates shall be issued in minimum denominations of $1,000 or any integral multiple of $1,000 in excess thereof, except that one Certificate may be issued in a denomination of less than $1,000 (the "De Minimis Certificate").

         The Certificates shall be executed on behalf of the Pass Through Trustee by manual or facsimile signature of a Responsible Officer of the Pass Through Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass Through Trustee shall be valid and binding obligations of the Pass Through Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Pass Through Trust Agreement, or be valid for any purpose, unless there appears on such

Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Pass Through Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.2. Authentication of Certificates. The Pass Through Trustee shall duly authenticate and deliver Certificates in authorized denominations equalling in the aggregate the aggregate principal amount of the Equipment Notes and the ETCs, as the case may be, to be purchased by the Pass Through Trustee pursuant to the Equipment Trust Agreements, this Pass Through Trust Agreement and the Participation Agreement, and evidencing the entire ownership of the Trust.

         SECTION 3.3. Temporary Certificates. Pending the preparation of Registered Certificates, the Pass Through Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by their execution of such temporary Certificates.

         The Companies will cause Registered Certificates to be prepared without unreasonable delay after such Registered Certificates are required to be issued pursuant to Section 3.9(d). After the preparation of Registered Certificates, the temporary Certificates shall be exchangeable for Registered Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Pass Through Trustee, or at the office or agency of the Pass Through Trustee maintained in accordance with Section 7.12, without charge to the holder. Upon surrender for cancellation of any one or more temporary Certificates, the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor Registered Certificates of authorized denominations of a like aggregate Fractional Undivided Interest; shall destroy any such temporary Certificate(s) theretofore delivered and exchanged; and shall certify, in writing, to the Companies such destruction. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Pass Through Trust Agreement as Registered Certificates.

         SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Pass Through Trustee shall cause to be kept at the Corporate Trust Office or the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Pass Through Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Pass Through Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Pass Through Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Pass Through Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

         No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Pass Through Trustee. The Pass Through Trustee shall provide the Companies with written certification as to the destruction of all such Certificates.

         SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Pass Through Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Pass Through Trustee that such Certificate has been acquired by a bona fide purchaser, the Pass Through Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Regular Distribution Date. In connection with the issuance of any new Certificate under this Section 3.5, the Pass Through Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Pass Through Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.6. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Pass Through Trustee, the Registrar, and any Paying Agent of the Pass Through Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.2 and for all other purposes whatsoever, and neither the Pass Through Trustee, the Registrar, nor any Paying Agent of the Pass Through Trustee shall be affected by any notice to the contrary.

         SECTION 3.7. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Pass Through Trust Agreement. All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Pass Through Trustee and the Companies.

         SECTION 3.8. Limitation of Liability for Payments. All payments or distributions made to Certificateholders under this Pass Through Trust Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Pass Through Trust Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Certificateholder thereof as provided in this Pass Through Trust Agreement.

         SECTION 3.9.  Book-Entry and Registered Certificates.

         (a) Except for the De Minimis Certificate (if any), the Certificates may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Certificate Owners. In such case, the Certificates delivered to The Depository Trust Company shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Registered Certificate representing such Certificate Owner's interest in the Certificates, except as provided above and in Subsection (d) below. Except with respect to the De Minimis Certificate (if any), unless and until Registered Certificates have been issued pursuant to Subsection (d) below:

                 (i) the provisions of this Section 3.9 shall be in full force and effect;

                 (ii) the Companies, the Paying Agent, the Registrar and the Pass Through Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                 (iii) to the extent that the provisions of this Section 3.9 conflict with any other provisions of this Pass Through Trust Agreement, the provisions of this Section 3.9 shall control;

                 (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Registered Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and Make-Whole Amount, if any, on the Certificates to such Clearing Agency Participants; and

                 (v) whenever this Pass Through Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders holding Certificates evidencing a specified percentage of the Fractional Undivided Interests, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in
         Certificates and has delivered such       instructions to the Pass
         Through Trustee. The Pass Through Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

         (b) Except with respect to the De Minimis Certificate (if any), whenever notice or other communication to the Certificateholders is required under this Pass Through Trust Agreement, unless and until Registered Certificates shall have been issued pursuant to Subsection (d) below, the Pass Through Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency and/or the Clearing Agency Participants, and shall make available additional copies as requested by such Clearing Agency Participants.

         (c) Unless and until Registered Certificates are issued pursuant to Subsection (d) below, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from the Clearing Agency a Securities Position Listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. The Pass Through Trustee will mail to each such Clearing Agency Participant the statements described in Section 4.3 hereof.

         (d) If (i) Union, on behalf of the Companies, advises the Pass Through Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Pass Through Trustee or Union, on behalf of the Companies is unable to locate a qualified successor,
(ii) Union, on behalf of the Companies, at its option, advises the Pass Through Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, by act of such Certificate Owners delivered to the Companies, and the Pass Through Trustee, advise the Pass Through Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Pass Through Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Registered Certificates. Upon surrender to the Pass Through Trustee of all the Certificates held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Registered Certificates in the names of Certificate Owners, the Pass Through Trustee shall issue and deliver the Registered Certificates in accordance with the instructions of the Clearing Agency. Upon the issuance of Registered Certificates pursuant to this Section 3.9(d), the Record Date with respect to such Registered Certificates shall be the fifth Business Day preceding a Regular Distribution Date or Special Distribution Date, as applicable. Neither the Companies, the Registrar, the Paying Agent nor the Pass Through Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Registered Certificates, the Pass Through Trustee shall recognize the Persons in whose name the Registered Certificates are registered as the Certificateholders hereunder. Neither the Companies nor the Pass Through Trustee shall be liable if the Pass Through Trustee or Union, on behalf of the Companies is unable to locate a qualified successor Clearing Agency.

         (e) The Pass Through Trustee shall enter into the Letter of Representations and fulfill its responsibilities thereunder.


                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

         SECTION 4.1.  Certificate Account and Special Payments Account.

         (a) The Pass Through Trustee shall establish and maintain on behalf of the Certificateholders the Certificate Account as one or more accounts, which shall be non-interest bearing accounts. The Pass Through Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when a Scheduled Payment is made under the Indenture or an Equipment Trust Agreement to the Pass Through Trustee, as holder of either the Equipment Notes or the ETCs issued under the Indenture or such Equipment Trust Agreement, as the case may be, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

         (b) The Pass Through Trustee shall establish and maintain on behalf of the Certificateholders the Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.4. The Pass Through Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when one or more Special Payments (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI by the Pass Through Trustee of an Equipment Note) are made under an Equipment Trust Agreement or the Indenture to the Pass Through Trustee, as holder of either the Equipment Notes or the ETCs issued under the Indenture or such Equipment Trust Agreement, as the case may be, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. On the day Union makes the payment to the Pass Through Trustee described in the fifth paragraph of Section 2.1(b), the Pass Through Trustee upon receipt shall immediately deposit the aggregate amount thereof in the Certificate Account. Upon the sale of any Equipment Note or ETC by the Pass Through Trustee pursuant to Article VI and the realization of any proceeds thereof, the Pass Through Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.

         (c) The Pass Through Trustee shall present to the Indenture Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity, or in the case of any Equipment Note which is to be prepaid in whole pursuant to the relevant Indenture, on the applicable prepayment date under the Indenture.

         (d) The Pass Through Trustee shall present to the Equipment Trust Trustee to which an ETC relates such ETC on the date of its stated final maturity.

         SECTION 4.2. Distribution from Certificate Account and Special Payments Account.
         (a) On each Regular Distribution Date or as soon thereafter as the Pass Through Trustee has confirmed receipt of the payment of the Scheduled Payments due with respect to the Equipment Notes or ETCs on such date, the Pass Through Trustee shall distribute to the Certificateholders of the Pass Through Trust out of the Certificate Account the entire amount deposited therein pursuant to Section 4.1(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.1 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account; provided, however, that prior to the time that any Certificates are issued in the form of Registered Certificates, each Certificateholder may request in writing that such amounts be distributed by wire transfer of immediately available funds to an account specified by such Certificateholder. If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received on a later date, it shall be distributed on the date received in the manner described in the preceding sentence to the Certificateholders of record on the Record Date with respect to such Regular Distribution Date.

         (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Pass Through Trustee has confirmed receipt of the Special Payments due on the Equipment Notes or ETCs or realized upon the sale of any Equipment Note or ETCs, the Pass Through Trustee shall distribute out of the Special Payments Account the entire amount deposited therein pursuant to Section 4.1(b) of such Special Payment. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.1 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment; provided, however, that prior to the time that any Certificates are issued in the form of Registered Certificates, each Certificateholder may request in writing that such amount be distributed by wire transfer of immediately available funds to an account specified by such Certificateholder.

         (c) The Pass Through Trustee shall at the expense of the Companies cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register. In the case of a Special Payment other than pursuant to the fifth paragraph of Section 2.1(b) or the fifth paragraph of Section 2.1(c), such notice shall be mailed not less than 15 days prior to the date any such Special Payment is scheduled to be distributed. In the case of a Special Payment pursuant to the fifth paragraph of Section 2.1(b) or the fifth paragraph of Section 2.1(c) such notice should be given as promptly as practicable after the receipt of notice from the Companies that Postponed Notes or the Equipment Notes or Union ETCs referred to in Section 2.1(c) will not be issued. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Pass Through Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Pass Through Trustee shall set forth:

                 (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.1),

                 (ii) the amount of the Special Payment for each $1,000 face amount Certificate (taking into account any payment to be made by the Companies pursuant to Section 2.1(b) or (c), as applicable) and the amount thereof constituting principal, Make-Whole Amount, if any, and interest,

                 (iii)  the reason for the Special Payment, and

                 (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

         If the amount of Make-Whole Amount, if any, payable upon the prepayment of an Equipment Note has not been calculated at the time that the Pass Through Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any Make-Whole Amount received will also be distributed.

         If any prepayment of the Equipment Notes is canceled, the Pass Through Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

         SECTION 4.3.  Statements to Certificateholders.

         (a) On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or a Special Payment to Certificateholders a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (for each $1,000 face amount Certificate as to (i) and (ii) below):

                 (i) The amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

                 (ii)  The amount of such distribution allocable to interest;
                       and

                 (iii) The Pool Balance and the Pool Factor.

         (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) of this Section 4.3 with respect to the Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the Clearing Agency Participants and shall be delivered by the Pass Through Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to Certificate Owners.

         SECTION 4.4. Investment of Special Payment Money. Any money received by the Pass Through Trustee pursuant to Section 4.1(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Pass Through Trustee pending distribution of such Special Payment pursuant to Section 4.2. Any investment made pursuant to this Section 4.4 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.2 on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Investments until maturity. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this Section 4.4, other than by reason of the willful misconduct or gross negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed to the Certificateholders on such Special Distribution Date as part of such Special Payment.

                                   ARTICLE V

                                 THE COMPANIES

         SECTION 5.1. Maintenance of Corporate Existence. Each of the Companies, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in
Section 5.2; provided, however, that neither of the Companies shall be required to preserve any right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business.

         SECTION 5.2.  Consolidation, Merger or Sale of Assets Permitted.

         (a) Union shall not consolidate with or merge into any other corporation or sell or convey all or substantially all of its assets to any Person, nor shall Union permit Procor to consolidate with or merge into any other corporation or sell or convey all or substantially all of its assets to any Person (other than an Affiliate of Union), unless the corporation formed by such consolidation or into which Union or Procor, as applicable, is merged or the Person which acquires by sale or conveyance all or substantially all of the assets of Union or Procor, as applicable, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia or, in the case of Procor any province of Canada, and shall execute and deliver to the Pass Through Trustee an agreement in form reasonably satisfactory to the Pass Through Trustee containing an assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement to which Union or Procor, as applicable, is a party.

         (b) Immediately after giving effect to such transaction, no Event of Default, no Indenture Default, no Equipment Trust Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, an Indenture Default or an Equipment Trust Default, shall have occurred and be continuing.

         Upon any consolidation or merger, or any sale or conveyance, of all or substantially all of the assets of Union or Procor, as the case may be, the successor corporation formed by such consolidation or into which Union or Procor, as the case may be, is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, Union or Procor, as the case may be, under this Agreement with the same effect as if such successor corporation had been named as Union or Procor, as the case may be, herein. No such sale or conveyance of all or substantially all of the assets of Union or Procor, as the case may be, as an entirety shall have the effect of releasing Union or Procor, as the case may be, or any successor corporation which shall theretofore have become such from its liability hereunder.

         (c) The Pass Through Trustee may accept an Officer's Certificate and an Opinion of Counsel of Union, on behalf of the Companies, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption complies with the provisions of this Section 5.2.


                                   ARTICLE VI

                                    DEFAULT

         SECTION 6.1. Events of Default. If an Indenture Default under the Indenture or an Equipment Trust Default under either Equipment Trust Agreement (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Event of Default shall be continuing, the Pass Through Trustee may vote all of the Equipment Notes issued under the Indenture or ETCs issued under either of the Equipment Trust Agreements, as the case may be, to which such Event of Default relates that are held in the Trust Property, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, the Trustee shall vote a corresponding majority of such Equipment Notes or such ETCs, as the case may be, in favor of directing the Indenture Trustee under the Indenture or the Equipment Trust Trustee under such Equipment Trust Agreement, as the case may be, to declare the unpaid principal amount of all Equipment Notes then outstanding under the Indenture or the ETCs then outstanding under such Equipment Trustee Agreement, as the case may be, and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the Indenture or such Equipment Trust Agreement, as the case may be. In addition, if an Indenture Default shall have occurred and be continuing under the Indenture or an Equipment Trust Default shall have occurred and be continuing under either Equipment Trust Agreement, the Pass Through Trustee may, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, shall, vote all of the Equipment Notes issued under such Indenture or the ETCs issued under such Equipment Trust Agreement, as the case may be, to which such Event of Default relates that are held in the Pass Through Trust to direct such Indenture Trustee or such Equipment Trust Trustee, as the case may be, regarding the exercise of remedies provided in Article V of the Indenture or Article V of such Equipment Trust Agreement, as the case may be. In addition, if an Equipment Trust Default has occurred and is continuing under the Procor ETC, the Pass Through Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, may, and upon direction of Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, shall, pursue such remedies as available to the Pass Through Trustee against Union under the Guarantee.

         In addition, after an Event of Default shall have occurred and be continuing with respect to any Equipment Notes or ETCs, the Pass Through Trustee may in its discretion, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver (to the extent permitted by applicable law) all or part of such Equipment Notes or ETCs, without recourse to or warranty by the Pass Through Trustee or any Certificateholder, to any Person. In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Equipment Note or Equipment Notes or ETC or ETCs in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Pass Through Trustee so decides or is required to sell or otherwise dispose of any Equipment Note or ETC pursuant to this Section, the Pass Through Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Equipment Note or ETC, so as to provide for the payment in full of all amounts due on the Certificates. Notwithstanding the foregoing, any action taken by the Pass Through Trustee under this Section shall not, in the reasonable judgment of the Pass Through Trustee, be adverse to the best interests of the Certificateholders and the Pass Through Trustee shall give written notice to Procor of its proposed sale of the Procor ETC or any part thereof at least 20 days prior to the proposed sale. Such notice shall constitute an offer to Procor to sell the Procor ETC or such part thereof to Procor for a price equal to the outstanding principal amount thereof, plus all accrued and unpaid interest thereon, including interest at the Penalty Rate (as defined in the Procor Equipment Trust Agreement), if any, plus all other amounts due and owing thereunder and the costs and expenses incurred by the Pass Through Trustee, the Certificateholders and the Certificate Owners in connection with the collection thereof and enforcement of remedies relating thereto. If prior to the expiration of such 20 day period, Procor pays the purchase price aforesaid to the Pass Through Trustee, the Pass Through Trustee shall transfer all of its right, title and interest in and to the Procor ETC or such part thereof to Procor. If Procor does not pay such purchase price to the Pass Through Trustee prior to the expiration of such 20 day period, the Pass Through Trustee shall be free to sell the Procor ETC under this paragraph to any Person. The Pass Through Trustee shall be required to give no more than one notice under this paragraph and Procor acknowledges that the failure of any proposed sale of the Procor ETC or part thereof shall not entitle Procor to receive any additional notice hereunder.

         If, with respect to any Equipment Notes, an Indenture Default shall have occurred and be continuing and the Owner Trustee, which is a party to the Indenture has elected, in accordance with the provisions of Section 5.04(b) of the Indenture, to purchase all of the then outstanding Equipment Notes issued under the Indenture at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to the date of such purchase, then the Pass Through Trustee shall sell to such Owner Trustee all of the Equipment Notes issued under the Indenture held in the Pass Through Trust at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to the date of such sale.

         In no event shall (i) an Indenture Default constitute an Equipment Trust Default or (ii) an Equipment Trust Default constitute an Indenture Default.

         SECTION 6.2. Incidents of Sale of Equipment Notes and ETCs. Upon any sale of all or any part of the Equipment Notes or ETCs, as the case may be, made either under the power of sale given under this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, the following shall be applicable:

                 (i) Certificateholders and Pass Through Trustee May Purchase Equipment Notes or ETCs. Any Certificateholder, the Pass Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes or ETCs, as the case may be, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes or ETCs, as the case may be, in their own absolute right without further accountability; provided, however, that this provision shall not apply to the sale of Equipment Notes or ETCs, as the case may be, pursuant to the last paragraph of Section 6.1.

                 (ii) Receipt of Pass Through Trustee Shall Discharge Purchaser. The receipt of the Pass Through Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                 (iii) Application of Moneys Received Upon Sale. Any moneys collected by the Pass Through Trustee upon any sale made either under the power of sale given by this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, shall be applied as provided in Section 4.2(b).

         SECTION 6.3.  Judicial Proceedings Instituted by Pass Through Trustee.

         (a) Pass Through Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, Make-Whole Amount, if any, or interest on any Equipment Note or ETC, or if there shall be any failure to pay Rent (as defined in the Lease) under the Lease when due and payable, then the Pass Through Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes or ETC, shall be, to the extent permitted by and in accordance with the terms of the Note Documents or ETC Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or ETCs or under the Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

         (b) Pass Through Trustee May File Proofs of Claim; Appointment of Pass Through Trustee as Attorney-in-Fact in Judicial Proceedings. The Pass Through Trustee in its own name, or as trustee of an express trust, or as attorney-in- fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Equipment Notes or ETCs, as the case may be, shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Pass Through Trustee shall have made any demand to the Indenture Trustee for the payment of overdue principal, Make-Whole Amount (if any) or interest on Equipment Notes or ETCs, as the case may be), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Pass Through Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Companies, the Owner Trustee, the Owner Participant, the Equipment Trust Trustees or their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Pass Through Trustee and, in the event that the Pass Through Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Pass Through Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Pass Through Trustee, its agents and counsel. Nothing contained in this Pass Through Trust Agreement shall be deemed to give to the Pass Through Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive of change in any way any right of any Certificateholder.

         SECTION 6.4. Control by Certificateholders. Subject to Section 2.3, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred on the Pass Through Trustee under this Pass Through Trust Agreement, including any right of the Pass Through Trustee as holder of the Equipment Notes or ETCs, provided that:

                 (i) such direction shall not be in conflict with any rule of law or with this Pass Through Trust Agreement and would not involve the Pass Through Trustee in personal liability or expense,

                 (ii) the Pass Through Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such direction,

                 (iii) the Pass Through Trustee may take any other action deemed proper by the Pass Through Trustee which is not inconsistent with such direction, and

                 (iv) if an Indenture Default under the Indenture or an Equipment Trust Default under either Equipment Trust Agreement shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Equipment Notes or ETCs, as the case may be, held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Default or by the Equipment Trust Trustee with respect to such Equipment Trust Default, as the case may be.

         SECTION 6.5. Waiver of Past Defaults. The Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or may instruct the Pass Through Trustee to waive any past default under the Indenture, either Equipment Trust Agreement or this Agreement and its consequences, except a default (i) in the payment of the principal of, Make-Whole Amount, if any, or interest on any Equipment Notes or ETCs, as the case may be, or (ii) in respect of a covenant or provision hereof which under
Article IX hereof cannot be modified or amended without the consent of the Certificateholder holding each Outstanding Certificate affected.

         Upon any such waiver, such default shall cease to exist with respect to this Pass Through Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Pass Through Trust Agreement and any direction given by the Pass Through Trustee on behalf of such Certificateholders to the Indenture Trustee or Equipment Trust Trustee, as the case may be, shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Pass Through Trustee shall vote all the Equipment Notes issued under the Indenture or ETCs issued under the relevant Equipment Trust Agreement, as the case may be, to waive the corresponding Default.

         SECTION 6.6. Undertaking to Pay Court Costs. All parties to this Pass Through Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Pass Through Trust Agreement, or in any suit, action or proceeding against the Pass Through Trustee for any action taken or omitted by it as Pass Through Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by any Certificateholder or group of Certificateholders evidencing Fractional Undivided Interests aggregating more than 10% of the Pass Through Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.2 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Pass Through Trustee or as to which the Pass Through Trustee is made a party.

         SECTION 6.7. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Pass Through Trust Agreement to the contrary notwithstanding, including without limitation Section 6.8 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to
Section 4.2 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution

Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

         SECTION 6.8. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Pass Through Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Pass Through Trust Agreement, unless:

                 (i) such Certificateholder previously shall have given written notice to the Pass Through Trustee of a continuing Event of Default;

                 (ii) the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Pass Through Trust shall have requested the Pass Through Trustee in writing to institute such action, suit or proceeding and shall have offered to the Pass Through Trustee indemnity as provided in Section 7.3(v);

                 (iii) the Pass Through Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                 (iv) no direction inconsistent with such written request has been given to the Pass Through Trustee during such 60-day period by the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than an a majority in interest in the Pass Through Trust.

          It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (x) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of the Indenture or any Equipment Trust Agreement on any property subject thereto, or the rights of the Certificateholders or the holders of the Equipment Notes or ETCs, as the case may be, (y) obtain or seek to obtain priority over or preference to any other such Certificateholder or (z) enforce any right under this Pass Through Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Pass Through Trust Agreement.

         SECTION 6.9. Remedies Cumulative. Every remedy given hereunder to the Pass Through Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                  ARTICLE VII

                            THE PASS THROUGH TRUSTEE

         SECTION 7.1.  Certain Duties and Responsibilities.

         (a)  Except during the continuance of an Event of Default,

                 (i) the Pass Through Trustee undertakes to perform only such duties as are specifically set forth in this Pass Through Trust Agreement, and no implied covenants, duties or obligations shall be read into this Pass Through Trust Agreement against the Pass Through Trustee; and

                 (ii) in the absence of bad faith on its part, the Pass Through Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Pass Through Trustee and conforming to the requirements of this Pass Through Trust Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Pass Through Trustee, the Pass Through Trustee shall be under a duty to examine the form of the same to determine whether or not they substantially conform to the requirements of this Pass Through Trust Agreement, but shall be under no duty to investigate the facts contained therein.

         (b) In case an Event of Default has occurred and is continuing, the Pass Through Trustee shall exercise such of the right and powers vested in it by this Pass Through Trust Agreement, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Pass Through Trust Agreement shall be construed to relieve the Pass Through Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                 (ii) the Pass Through Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer of the Pass Through Trustee;

                 (iii) the Pass Through Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred upon the Pass Through Trustee, under this Pass Through Trust Agreement; and

                 (iv) no provision of this Pass Through Trust Agreement shall require the Pass Through Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that payment of such funds or adequate indemnity against such risk is not reasonably assured to it.

         (d) Whether or not herein expressly so provided, every provision of this Pass Through Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Pass Through Trustee shall be subject to the provisions of this Section.

         SECTION 7.2. Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any default (as such term is defined below) hereunder, the Pass Through Trustee shall transmit by mail to the Certificateholders, the Companies, the Owner Trustee, the Equipment Trust Trustees and the Indenture Trustees in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Pass Through Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or Make-Whole Amount, if any) or interest on any Equipment Note or ETC, as the case may be, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Pass Through Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders. For the purpose of this Section, the term "default" means the occurrence of any Event of Default, except that in determining whether any such Event of Default has occurred for the purposes of this paragraph any grace period or notice in connection therewith shall be disregarded.

         SECTION 7.3. Certain Rights of Trustee. Except as otherwise provided in Section 7.1:

                 (i) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) any request or direction of the Companies mentioned herein shall be sufficiently evidenced by a Request;

                 (iii) whenever in the administration of this Pass Through Trust Agreement the Pass Through Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Pass Through Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of Union, on behalf of the Companies, the Owner Trustee, the Equipment Trust Trustee or the Indenture Trustee;

                 (iv) the Pass Through Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (v) the Pass Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Pass Through Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Pass Through Trust Agreement, unless such Certificateholders shall have offered to the Pass Through Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (vi) the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

                 (vii) the Pass Through Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (viii) to the extent the provisions of this Section 7.3 are inconsistent with the duties of the Pass Through Trustee as required by Section 315 of the Trust Indenture Act, the requirements of such
         Section 315 shall prevail.

         SECTION 7.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Pass Through Trustee, and the Pass Through Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Pass Through Trustee makes no representations as to the validity or sufficiency of this Pass Through Trust Agreement, any Note Document, any ETC Document, the Participation Agreement, the Equipment Notes, the ETCs or the Certificates, except that the Pass Through Trustee hereby represents and warrants that this Pass Through Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

         SECTION 7.5. May Hold Certificates. The Pass Through Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Companies, the Owner Trustee, the

Equipment Trust Trustees or the Indenture Trustee with the same rights it would have if it were not Pass Through Trustee, Paying Agent, Registrar or such other agent.

         SECTION 7.6. Money Held in Pass Through Trust. Money held by the Pass Through Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Pass Through Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

         SECTION 7.7. Compensation and Reimbursement. The Companies agree, severally and not jointly:

                 (i) to pay, or cause to be paid, pursuant to separate agreements between the Companies and the Pass Through Trustee to the Pass Through Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), except for the Pass Through Trustee's initial fees, which fees shall be paid by the Owner Trustee;

                 (ii) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Pass Through Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Pass Through Trustee in accordance with any provision of this Pass Through Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Pass Through Trustee's breach of its representations and warranties set forth in Sections 7.4 and 7.15 and except for the initial reasonable actual disbursements made by the Pass Through Trustee, which disbursements shall be reimbursed by the Owner Trustee;

                 (iii) to indemnify, or cause to be indemnified, the Pass Through Trustee, in its individual and trust capacities, for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Pass Through Trustee's breach of its representations and warranties set forth in Sections 7.4 and 7.15.
         The Pass Through Trustee shall notify the Companies promptly of any claim for which it may seek indemnity. The Companies shall defend the claim and the Pass Through Trustee shall cooperate in the defense.
         The Pass Through Trustee may have separate counsel with the consent of the Companies, and the Companies will pay the reasonable fees and expenses of such counsel. The Companies need not pay for any settlement made without their consent; and

                 (iv) to indemnify, or cause to be indemnified, the Pass Through Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Pass Through Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust, including any costs and expenses reasonably incurred in contesting the imposition of any such tax. The Pass Through Trustee, in its individual capacity, shall notify the Companies promptly of any tax for which it may seek indemnity. The Companies shall defend against the imposition of such tax and the Pass Through Trustee, in its individual capacity, shall cooperate in the defense. The Pass Through Trustee, in its individual capacity, may have separate counsel with the consent of the Companies, and the Companies will pay the reasonable fees and expenses of such counsel. The Companies need not pay for any taxes paid, in settlement or otherwise, without their consent.

         In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust (other than any tax attributable to the Pass Through Trustee's compensation for serving as such), including any costs and expenses reasonably incurred in contesting the imposition of any such tax. If the Pass Through Trustee reimburses itself for any such tax, it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

         The Pass Through Trustee shall have a lien prior to the Certificates upon all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee.

         SECTION 7.8. Corporate Trustee Required; Eligibility. This Agreement shall at all times have a Pass Through Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    The Pass Through Trustee shall comply with Section 310(b) of the Trust Indenture Act.

         In case at any time the Pass Through Trustee shall cease to be eligible in accordance with the provisions of this Section 7.8, the Pass Through Trustee shall resign immediately in the manner and with the effect specified in Section 7.9.

         SECTION 7.9.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Pass Through Trustee and no appointment of a successor Pass Through Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Pass Through Trustee under Section 7.10.

         (b) The Pass Through Trustee may resign at any time by giving written notice thereof to the Companies, the Authorized Agents, the Owner Trustees, the Equipment Trust Trustees and the Indenture Trustee. If an instrument of acceptance by a successor Pass Through Trustee shall not have been delivered to the Companies, the Owner Trustee, the Equipment Trust Trustees and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Pass Through Trustee may petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

         (c) The Pass Through Trustee may be removed at any time by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Pass Through Trustee and to the Companies, the Owner Trustee, the Equipment Trustee Trustees and the Indenture Trustee.

         (d)  If at any time:

                 (i)  the Pass Through Trustee shall fail to comply with
         Section 310 of the Trust Indenture Act after written request therefor by the Companies or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

                 (ii) the Pass Through Trustee shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Companies or by any such Certificateholder; or

                 (iii) the Pass Through Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Pass Through Trustee or of its property shall be appointed or any public officer shall take charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (x) the Companies may remove the Pass Through Trustee or (y) subject to Section 6.6, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor Pass Through Trustee.

         (e) If a Responsible Officer of the Pass Through Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Pass Through Trustee shall promptly notify the Companies and the Owner Trustee thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Pass Through Trustee shall have received notice that the Companies or the Owner Trustees have agreed to pay such tax. The Companies shall promptly appoint a successor Pass Through Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" means a state or local tax: (i) upon
(w) the Pass Through Trust, (x) the Trust Property, (y) Certificateholders or
(z) the Pass Through Trustee for which the Pass Through Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Pass Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Companies or the Owner Trustee shall agree to pay, and shall pay, such tax.

         (f) If the Pass Through Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Pass Through Trustee for any cause, Union shall promptly appoint a successor Pass Through Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Pass Through Trustee shall be appointed by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Companies, the Owner Trustee, the Indenture Trustee, the Equipment Trust Trustees and the retiring Pass Through Trustee, the successor Pass Through Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Pass Through Trustee and supersede the retiring Pass Through Trustee. If no successor Pass Through Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

         (g) The successor Pass Through Trustee shall give notice of the resignation and removal of the Pass Through Trustee and appointment of the successor Pass Through Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Pass Through Trustee and the address of its Corporate Trust Office.

         SECTION 7.10. Acceptance of Appointment by Successor. Every successor Pass Through Trustee appointed hereunder shall execute, acknowledge and deliver to the Companies and the retiring Pass Through Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Pass Through Trustee shall become effective and such successor Pass Through Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Pass Through Trustee; but, on request of the Companies or the successor Pass Through Trustee, such retiring Pass Through Trustee shall execute and deliver an instrument transferring to such successor Pass Through Trustee all the rights, powers and trusts of the retiring Pass Through Trustee and shall duly assign, transfer and deliver to such successor Pass Through Trustee all property and money held by such retiring Pass Through Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.7. Upon request of any such successor Pass Through Trustee, Union, the retiring Pass Through Trustee and such successor Pass Through Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Pass Through Trustee all such rights, powers and trusts.

         No successor Pass Through Trustee shall accept its appointment unless at the time of such acceptance such successor Pass Through Trustee shall be qualified and eligible under this Article.

         SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Pass Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Pass Through Trustee, shall be the successor of the Pass Through Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Pass Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass Through Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Pass Through Trustee had itself authenticated such Certificates.

         SECTION 7.12.  Maintenance of Agencies.

         (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Pass Through Trustee in respect of the Certificates or of this Pass Through Trust Agreement may be served. Such office or agency shall be initially at [__________________________, [Trustee address]. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to Union, the Owner Trustee, the Indenture Trustee, the Equipment Trust Trustees and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass Through Trustee.

         (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000, or, if the Pass Through Trustee shall be acting as the Registrar or Paying Agent hereunder, a corporation the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Pass Through Trustee shall initially be the Paying Agent and, as provided in Section 3.4, Registrar hereunder. Each Registrar shall furnish to the Pass Through Trustee, at stated intervals of not more than six months, and at such other times as the Pass Through Trustee may request in writing, a copy of the Register.

         (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

         (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Pass Through Trustee, the Companies, the Owner Trustee, the Equipment Trust Trustees and the Indenture Trustee. The Companies may, and at the request of the Pass Through Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Pass Through Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Companies shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Pass Through Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. Union shall give written notice of any such appointment made by them to the Pass Through Trustee, the Owner Trustee, the Equipment Trust Trustees and the Indenture Trustee; and in each case the Pass Through Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

         (e) The Companies agree, severally and not jointly, to pay, or cause to be paid, pursuant to separate agreements from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

         SECTION 7.13. Money for Certificate Payments to Be Held in Pass Through Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

         The Pass Through Trustee will cause each Paying Agent other than the Pass Through Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (i) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (ii) give the Pass Through Trustee notice of any default by any obligor upon the Certificates in the making of any such payment; and

                 (iii) at any time during the continuance of any such default, upon the written request of the Pass Through Trustee, forthwith pay to the Pass Through Trustee all sums so held in trust by such Paying Agent.

           The Pass Through Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Pass Through Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Pass Through Trustee all sums held in trust by such Paying Agent, such sums to be held by the Pass Through Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Pass Through Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         SECTION 7.14. Registration of Equipment Notes and ETCs in Pass Through Trustee's Name. The Pass Through Trustee agrees that all Equipment Notes, ETCs, Permitted Investments, if any, and Specified Investments, if any, shall be issued in the name of the Pass Through Trustee or its nominee and held by the Pass Through Trustee, or, if not so held, the Pass Through Trustee or its nominee shall be reflected as the owner of such Equipment Notes, ETCs, Permitted Investments, or Specified Investments, as the case may be, in the register of the issuer of such Equipment Notes, ETCs, Permitted Investments or Specified Investments. In no event shall the Pass Through Trustee invest in, or hold, Equipment Notes, ETCs, Permitted Investments or Specified Investments in a manner that would cause the Pass Through Trustee not to have the ownership interest in such Equipment Notes, ETCs, Permitted Investments or Specified Investments under the applicable provisions of the Uniform Commercial Code in effect where the Pass Through Trustee holds such Equipment Notes, ETCs, Permitted Investments or Specified Investments or other applicable law then in effect.

         SECTION 7.15. Representations and Warranties of Pass Through Trustee. The Pass Through Trustee hereby represents and warrants that:

                 (i) the Pass Through Trustee is a national banking association, validly existing and holding a valid certificate to conduct business as a national banking association with trust powers under the laws of the United States of America;

                 (ii) the Pass Through Trustee has full power, authority and legal right to execute, deliver, and perform this Pass Through Trust Agreement and the Participation Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Pass Through Trust Agreement and the Participation Agreement;

                 (iii) the execution, delivery and performance by the Pass Through Trustee of this Pass Through Trust Agreement and the Participation Agreement (a) will not violate any provision of any United States or Illinois law or regulation governing the banking and trust powers of the Pass Through Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Pass Through Trustee or any of its assets, (b) will not violate any provision of the articles of association or by-laws of the Pass Through Trustee, or (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Pass Through Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

                 (iv) the execution, delivery and performance by the Pass Through Trustee of this Pass Through Trust Agreement and the Participation Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or Illinois governmental authority or agency regulating the banking and corporate trust activities of the Pass Through Trustee, other than any such authorization, consent or approval as has been duly obtained or given and is in full force and effect; and

                 (v) this Pass Through Trust Agreement and the Participation Agreement have been duly executed and delivered by the Pass Through Trustee and constitute the legal, valid, and binding agreements of the Pass Through Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (y) general principles of equity.

         SECTION 7.16. Withholding Taxes; Information Reporting. The Pass Through Trustee, as trustee of a grantor trust, shall exclude and withhold from each distribution of principal, Make-Whole Amount, if any, and interest and other amounts due hereunder or under the

Certificates any and all withholding taxes applicable thereto as required by law. The Pass Through Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Pass Through Trustee agrees to file any other information reports as it may be required to file under United States law. To the extent that the Pass Through Trustee fails, with respect to any Certificateholder, to withhold and pay over any such taxes to the appropriate taxing authority, the Pass Through Trustee shall, upon a claim being made for such taxes by such authority, and before making any claim to Union for indemnification under Section 7.1 of the Participation Agreement (if such indemnification would otherwise be permissible thereunder), take all reasonable steps to recover such taxes from such Certificateholder, including, without limitation, withholding the amount of such taxes from subsequent distributions, if any, to such Certificateholder. To the extent that the Pass Through Trustee receives any amount from Union for indemnification of such taxes which the Pass Through Trustee thereafter recovers from the appropriate Certificateholder (including by withholding from subsequent distributions to such Certificateholder), the Pass Through Trustee shall reimburse Union therefor. The Pass Through Trustee shall be permitted to rely upon any certificate presented by a Certificateholder claiming an exemption from withholding absent bad faith on the part of the Pass Through Trustee.

         SECTION 7.17. Trustee's Liens. The Pass Through Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such actions as may be necessary to duly discharge and satisfy in full all Trustee's Liens.

         SECTION 7.18. Preferential Collection of Claims. The Pass Through Trustee shall comply with Sections 311(a) and (b) of the Trust Indenture Act, excluding any creditor relationship arising under Section 311(b) of the Trust Indenture Act. A Pass Through Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.


                                  ARTICLE VIII

         CERTIFICATEHOLDERS' LISTS AND REPORTS BY PASS THROUGH TRUSTEE

         SECTION 8.1. The Companies to Furnish Pass Through Trustee with Names and Addresses of Certificateholders. The Companies will furnish to the Pass Through Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Pass Through Trustee may request in writing, within 30 days after receipt by the Companies of any such request, a list, in such form as the Pass Through Trustee may reasonably require, of all information in the possession or control of the Companies as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Pass Through Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Pass Through Trustee pursuant to Section 7.12.

         SECTION 8.2. Preservation of Information; Communications to Certificateholders. The Pass Through Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent Register or list furnished to the Pass Through Trustee as provided in Section 7.12 or Section 8.1, as the case may be, and the names and addresses of Certificateholders received by the Pass Through Trustee in its capacity as Registrar, if so acting. The Pass Through Trustee may destroy any Register or list furnished to it as provided in
Section 7.12 or Section 8.1, as the case may be, upon receipt of a new Register or list so furnished.

         SECTION 8.3.  Reports by Pass Through Trustee.

         (a) Within 60 days after _________ of each year commencing with the year 1996, the Pass Through Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a report dated as of such _________, if required by Section 313(a) of the Trust Indenture Act. The Pass Through Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

         (b) A copy of each such report shall, at the time of transmission to Certificateholders, be filed by the Pass Through Trustee with each stock exchange (if any) upon which the Certificates are listed, and also with the Commission. The Companies will notify the Pass Through Trustee when the Certificates are listed on any stock exchange and any subsequent change with respect thereto.

         SECTION 8.4. Reports by the Company. Union shall and, if Procor becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, Procor shall:

         (a) file with the Pass Through Trustee, within 30 days after it is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or if it is not required to file information, documents or reports pursuant to either of such sections, then to file with the Pass Through Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission pursuant to Section 314(a)(1) of the Trust Indenture Act, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

         (b) file with the Pass Through Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by it with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.2;

         (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by Union and Procor pursuant to subsections (a) and (b) of this Section 8.4 as may be required by rules and regulations prescribed by the Commission; and

         (d) furnish to the Pass Through Trustee, not less often than annually, a certificate from the principal executive officer, principal financial officer or principal accounting officer thereof as to his or her knowledge of Union's and Procor's compliance with all conditions and covenants under this Agreement. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement. Until such time as Procor becomes a reporting company under the Exchange Act, such annual certificate may be furnished as to both Union and Procor by a Responsible Officer of Union.


                                   ARTICLE IX

                  SUPPLEMENTS TO PASS THROUGH TRUST AGREEMENT

         SECTION 9.1. Supplements to Pass Through Trust Agreement Without Consent of Certificateholders. Without the consent of the Certificateholders, the Companies may, and the Pass Through Trustee (subject to Section 9.3) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Pass Through Trustee, for any of the following purposes:

                 (i) to evidence the succession of another corporation to Union or Procor and the assumption by any such successor of the covenants of Union or Procor herein contained;

                 (ii) to add to the covenants of either of the Companies for the benefit of the Certificateholders, or to surrender any right or power herein conferred upon the Companies;

                 (iii) to cure any ambiguity, to correct any manifest error to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Pass Through Trust Agreement, provided that any such action shall not adversely affect the interests of the Certificateholders; or

                 (iv) to modify, eliminate or add to the provisions of this Pass Through Trust Agreement to such extent as shall be necessary to continue the qualification of this Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted.

         SECTION 9.2. Supplements to Pass Through Trust Agreement with Consent of Certificateholders. With the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest, by Act of such Certificateholders delivered to the Companies and the Pass Through Trustee, the Companies may (with the consent of the Owner Trustee, if any, such consent not to be unreasonably withheld), and the Pass Through Trustee (subject to Section 9.3) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through Trust Agreement or of modifying in any manner the rights and obligations of the Certificateholders under this Pass Through Trust Agreement; provided, however, that no such supplemental agreement shall, without the consent of each Certificateholder of an Outstanding Certificate affected thereby:

                 (i) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes or the ETCs held in the Pass Through Trust or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto;

                 (ii) permit the disposition of any Equipment Note or ETCs in the Trust Property except as permitted by this Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the beneficial ownership of the Equipment Notes or ETCs in the Pass Through Trust;

                 (iii) reduce the percentage of the aggregate Fractional Undivided Interests of the Pass Through Trust required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Pass Through Trust Agreement or certain defaults hereunder and their consequences) provided or in this Pass Through Trust Agreement;

                 (iv) modify Article XII or otherwise release Union from its obligations under the Guarantee; or

                 (v) modify any of the provisions of this Section or Section 6.5, except to increase any such percentage or to provide that certain other provisions of this Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby.

         It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3. Documents Affecting Immunity or Indemnity. If in the opinion of the Pass Through Trustee any document required to be executed by it pursuant to the terms of Section 9.1 or 9.2 affects any interest, right, duty, obligation, immunity or indemnity in favor of the Pass Through Trustee under this Pass Through Trust Agreement, the Pass Through Trustee may in its discretion decline to execute such document.

         SECTION 9.4. Execution of Supplements to Pass Through Trust Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Pass Through Trust Agreement, the Pass Through Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Pass Through Trust Agreement.

         SECTION 9.5. Effect of Supplements to Pass Through Trust Agreement. Upon the execution of any supplemental agreement under this Article, this Pass Through Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Pass Through Trust Agreement for all purposes; and every Certificateholder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.6. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.7. Reference in Certificates to Supplements to Pass Through Trust Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Pass Through Trustee as to any matter provided for in such supplemental agreement, and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

                                   ARTICLE X

                    AMENDMENTS TO INDENTURE, NOTE DOCUMENTS,
                  EQUIPMENT TRUST AGREEMENTS AND ETC DOCUMENTS

         In the event that the Pass Through Trustee, as holder of any Equipment Note or an ETC in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under the Indenture, other Note Document, either Equipment Trust Agreement, other ETC Document or the Participation Agreement, the Pass Through Trustee shall forthwith send a notice of such proposed amendment modification, waiver or supplement, to each Certificateholder registered on the Register as of such date. The Pass Through Trustee shall request from the Certificateholders Directions as to (a) whether or not to direct the Indenture Trustee or such Equipment Trust Trustee, as the case may be, to take or refrain from taking any action which a holder of such Equipment Note or ETC, as the case may be, has the option to direct, (b) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or ETC, as the case may be, and (c) how to vote any Equipment Note or ETC, as the case may be, if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note or ETC, as the case may be, the Pass Through Trustee shall vote or consent with respect to such Equipment Note or ETC, as the case may be, in the same proportion as the Certificates were actually voted by Acts of Certificateholders delivered to the Pass Through Trustee prior to two Business Days before the Pass Through Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 6.4, in the case that an Event of Default hereunder shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the Indenture Trustee or Equipment Trust Trustee of such consent to any amendment, modification, waiver or supplement under the Indenture, and other Note Document, any Equipment Trust Agreement, any other ETC Document or the Participation Agreement.


                                   ARTICLE XI

                       TERMINATION OF PASS THROUGH TRUST

         The respective obligations and responsibilities of the Companies and the Pass Through Trustee created hereby and the Pass Through Trust created hereby shall terminate upon the distribution to all Certificateholders and the Pass Through Trustee of all amounts required to be distributed to them pursuant to this Pass Through Trust Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of John D. Rockefeller, father of Nelson Rockefeller, former Vice President of the United States, living on the date of this Pass Through Trust Agreement.

         Notice of any termination, specifying the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Pass Through Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Pass Through Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution, specifying (a) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Pass Through Trustee therein specified, (b) the amount of any such proposed final payment, and (c) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Pass Through Trustee therein specified. The Pass Through Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Pass Through Trustee shall cause to be distributed to Certificateholders amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to Section 4.2.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Pass Through Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years and 11 months after the final distribution date with respect thereto, the Pass Through Trustee shall pay to the Indenture Trustee or each Equipment Trust Trustee the appropriate amount of money relating to the Indenture Trustee or such Equipment Trust Trustee and shall give written notice thereof to the Owner Trustee and Union.


                                  ARTICLE XII

                               GUARANTEE OF UNION

                 SECTION 12.1.  Guarantee.  Subject to the provisions of this
Article XII, Union hereby irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Certificateholder of a Certificate now or hereafter authenticated and delivered by the Pass Through Trustee and to the Pass Through Trustee and its successors and assigns, irrespective of the validity and enforceability of this Pass Through Trust Agreement, the Certificates hereunder, the Procor Equipment Trust Agreement or the Procor ETC thereunder, the due and punctual distribution to Certificateholders of the amounts of principal of, and interest (including post-petition interest in any proceeding under any applicable bankruptcy law whether or not permitted thereby), and interest on overdue principal and interest, if any, to the extent lawful, payable with respect to the Procor ETC when and as the same shall become due and payable, whether by acceleration thereof, or otherwise (including amounts that would become due but for the operation of the automatic stay under applicable bankruptcy law), in accordance with the terms of the Procor ETC and of this Pass Through Trust Agreement. Union also hereby guarantees for the benefit of the Persons identified in the preceding sentence, the due and punctual performance by
Procor of its obligations under the Procor Equipment Trust Agreement.   Union
hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of the Procor ETC or this Pass Through Trust Agreement, any waiver, modification or indulgence granted to Procor with respect thereto by the Certificateholders, the Equipment Trust Trustee or the Pass Through Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Union hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of Procor, any right to require a proceeding first against Procor, the benefit of discussion, protest or notice with respect to the Procor ETC or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to the Procor ETC except by payment in full of the principal thereof and all accrued interest thereon and all other amounts due with respect thereto.

                 Union shall be subrogated to all rights of the Certificateholders against Procor in respect of any amounts paid to the Certificateholders by Union pursuant to the provisions of this Guarantee; provided, however, that Union shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all amounts payable to the Pass Through Trustee hereunder with respect to the Procor ETC shall have been paid in full.

                 The Guarantee set forth in this Section 12.1 shall not be valid or become obligatory for any purpose with respect to a Certificate until the certificate of authentication on such Certificate shall have been signed by or on behalf of the Pass Through Trustee.

                 The parties hereto acknowledge that payments by Union hereunder with respect to (i) principal attributable to the Procor ETC shall have the effect of reducing on a dollar for dollar basis the outstanding principal amount of the Procor ETC and (ii) accrued interest attributable to the Procor ETC shall have the effect of reducing on a dollar for dollar basis the outstanding accrued interest on the Procor ETC. For the purposes of this paragraph only, payments by Union hereunder shall first be applied against outstanding accrued interest then against outstanding principal.

                 SECTION 12.2.  Execution and Delivery of Guarantee.

                 (a) To evidence the Guarantee set forth in this Article XII, Union hereby agrees that a notation of the Guarantee shall be placed on each Certificate authenticated and delivered by the Pass Through Trustee on or after the date the Trust Property includes the Procor ETC.

                 (b) A Responsible Officer of Union shall sign the notation of Guarantee on the Certificates by manual or facsimile signature. If a Responsible Officer whose signature is on the notation of Guarantee no longer holds that office at the time the Pass Through Trustee authenticates the Certificate on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. Union hereby agrees that the Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Certificate a notation of the Guarantee.

                 (c) The delivery of any Certificate by the Pass Through Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Pass Through Trust Agreement on behalf of Union.

                 SECTION 12.3. Limitation of Union's Liability. Union hereby confirms that it is its intention that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law, fraudulent conveyance act, or any similar law. To effectuate the foregoing intention, Union hereby irrevocably agrees that its obligations under the Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of Union that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among Union and other Affiliates of Procor, such maximum amount shall result in the obligations of Union in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                 SECTION 12.4. Guarantee Unconditional. Upon failure of payment when due of any amount so guaranteed for whatever reason, Union will be obligated to pay the same immediately. Union hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: any delays in obtaining or realizing upon or failure to obtain or realize upon Trust Property; the recovery of any judgment against Procor or Union; any extension, renewal settlement, compromise, waiver or release in respect of any obligation of Procor under this Pass Through Trust Agreement or the Procor ETC, by operation of law or otherwise; any modification or amendment of or supplement to this Pass Through Trust Agreement or the Procor ETC; any change in the corporate existence, structure or ownership of Procor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Procor or its assets or any resulting release or discharge of any obligation of Procor contained in this Pass Through Trust Agreement or the Procor ETC; the existence of any claim, set-off or other rights which Union may have at any time against Procor, the Pass Through Trustee, any Certificateholder or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against Procor for any reason of this Pass Through Trust Agreement or the Procor ETC, or any provision of applicable law or regulation purporting to prohibit the payment by Procor of the principal of or interest on the Procor ETC or any other amount payable by Procor under this Pass Through Trust Agreement, or the Procor ETC; or any other act or omission to act or delay of any kind by Procor, the Pass Through Trustee, any Certificateholder, or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Union's obligations hereunder. Union hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Procor, any right to require a proceeding first against Procor, protest, notice and all demand whatsoever and covenants that this Guarantee will not be discharged except by the complete performance of the obligations contained in the Procor ETC, this Pass Through Trust Agreement and in this Article XII. Union's obligations hereunder shall remain in full force and effect until this Pass Through Trust Agreement shall have terminated and the principal of and interest on the Procor ETC and all other obligations payable by Procor relating thereto shall have been paid in full. If at any time the distribution of any payment of the principal of or interest with respect to the Procor ETC or any other amount payable by Procor under this Pass Through Trust Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Procor or otherwise, Union's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article XII, to the extent theretofore discharged, shall be reinstated in full force and effect. Union irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Procor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by Procor in respect thereof until all obligations of Procor under the Procor ETC are satisfied. Union further agrees that, as between Union, on the one hand, and the Certificateholders and the Pass Through Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by Union for the purpose of this Article XII.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.1. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Pass Through Trust Agreement or the Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pass Through Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION 13.2. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Pass Through Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Pass Through Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Pass Through Trustee pursuant to Section 3.2 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass Through

Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

         SECTION 13.3.  Notices.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation by overnight mail and courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, three days after being so deposited in the United States mail, or (iii) in the case of notice by facsimile transmission, upon transmission thereof, provided such transmission is promptly confirmed (which conformation may be mechanical), in each case addressed to each party here to at the addresses set forth below:

         if to Union, to:

                 Union Tank Car Company
                 225 West Washington Street
                 Chicago, Illinois  60606
                 Attention:       Robert W. Webb, Secretary
                 Facsimile:       (312) 845-5305
                 Telephone:       (312) 372-9500

         if to Procor, to:

                 Procor Limited
                 2001 Speers Road
                 Oakville, Ontario
                 Canada L6J 5E1
                 Attention:       Frank Lester, President
                 Facsimile:       (905) 827-0800
                 Telephone:       (905) 827-4111

         with a copy to:

                 Neal, Gerber & Eisenberg
                 2 North LaSalle Street
                 Chicago, Illinois  60602
                 Attention:       William M. Holzman, Esq.
                 Facsimile:       (312) 269-1747
                 Telephone:       (312) 269-8000
         if to the Pass Through Trustee, to:

                 ______________________________________________
                 ______________________________________________
                 ______________________________________________
                 ______________________________________________

                 Attention:  _____________________________________
                 Facsimile:  _____________________________________
                 Telephone:____________________________________

         (b) The Companies and the Pass Through Trustee, by notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

         (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the Registrar and to addresses filed with the Pass Through Trustee for Certificate Owners. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

         (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

         (e) If the Companies mail a notice or communication to the Certificateholders, it shall mail a copy to the Pass Through Trustee and to each Paying Agent at the same time.

         (f) Notwithstanding the foregoing, all communications or notices to the Pass Through Trustee shall be deemed to be given only when received by a Responsible Officer of the Pass Through Trustee.

         (g) The Pass Through Trustee shall promptly furnish the Companies with a copy of any demand, notice or written communication received by the Pass Through Trustee hereunder from any Certificateholder, the Owner Trustee, any Equipment Trust Trustee or the Indenture Trustee.

         SECTION 13.4. Communication by Certificateholder with Other Certificateholders. Certificateholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Certificateholders with respect to their rights under this Pass Through Trust Agreement or under the Certificates, and the Pass Through Trustee shall comply with Section 312(b) of the Trust Indenture Act. The Companies and the Pass Through Trustee shall have the protection of Section 312(c) of the Trust Indenture Act.

         SECTION 13.5. Governing Law. THIS PASS THROUGH TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF ________ WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OF CONFLICT OF LAW PROVISION OR RULE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 13.6. Severability of Provisions. Whenever possible, each provision of this Pass Through Trust Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pass Through Trust Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pass Through Trust Agreement.

         SECTION 13.7. Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

         SECTION 13.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 13.9. Successors and Assigns. All covenants, agreements, representations and warranties in this Pass Through Trust Agreement by the Pass Through Trustee, the Companies shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

         SECTION 13.10. Benefits of Pass Through Trust Agreement. Nothing in this Pass Through Trust Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Pass Through Trust Agreement.

         SECTION 13.11. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Pass Through Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

         SECTION 13.12. Counterparts. For the purpose of facilitating the execution of this Pass Through Trust Agreement and for other purposes, this Pass Through Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Union, Procor and the Pass Through Trustee have caused this Pass Through Trust Agreement to be duly executed by their respective officers, duly attested, all on the day and year first above written.

                                                UNION TANK CAR COMPANY



Attest:                                         By
                                                        -------------------------------------------------
                                                        Title:


-----------------------------------
Title:

                                                PROCOR LIMITED



Attest:                                         By
                                                        -------------------------------------------------
                                                        Title:


-----------------------------------
Title:
                                                By
                                                        -------------------------------------------------
                                                        Title:
Attest:



-----------------------------------
Title:

                                                        -------------------------------------------------,
                                                        as Pass Through Trustee


Attest:                                         By
                                                        -------------------------------------------------
                                                        Title:


-----------------------------------
Title:

                                                                       EXHIBIT A

                              FORM OF CERTIFICATE

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to issuers or their agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.


                             UNION TANK CAR COMPANY

                                 PROCOR LIMITED

                           1996-A2 PASS THROUGH TRUST

                           Pass Through Certificate,
                                 Series 1996-A2

                   Final Distribution Date:  ________________

             evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes (the "Equipment Notes") and Equipment Trust Certificates ("ETCs") each secured by equipment leased to Union Tank Car Company or conditionally sold to Procor Limited.

Certificate
No. ___                   $ __________ Fractional Undivided Interest
                         representing 100% of the Trust

                 THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of a $___________ (____________________________________________________________
___________________________________________________ dollars) Fractional
Undivided Interest in the Union Tank Car Company 1996-A2 Pass Through Trust (the "Trust") created by _______________________________________, a national banking association, as trustee (the "Pass Through Trustee"), pursuant to a Pass Through Trust Agreement 1996-A2 dated May __, 1996 (the "Pass Through Trust Agreement") among the Pass Through Trustee, Union Tank Car Company, a Delaware corporation ("Union"), and Procor Limited, a Canadian corporation and an indirect, wholly-owned subsidiary of Union ("Procor"), (Union and Procor are referred to herein collectively as the "Companies"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pass Through Trust Agreement. This

Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 1996-A2" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Pass Through Trust Agreement, to which Pass Through Trust Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Pass Through Trust (the "Trust Property") includes certain Equipment Notes and ETCs and rights under a Union guarantee of the due and punctual distribution to Certificateholders of principal and interest payable with respect to the Procor ETC. Each issue of Equipment Notes and ETCs is secured by, among other things, a security interest in Equipment leased to Union or conditionally sold to Procor, as the case may be.

        Subject to and in accordance with the terms of the Pass Through Trust Agreement, from funds then available to the Pass Through Trustee, there will be distributed on _________ and _________ of each year (each a "Regular Distribution Date"), commencing on _________, 1996, to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes and the ETCs due on such Regular Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Pass Through Trust Agreement, in the event that Special Payments on the Equipment Notes or the ETCs are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes or the ETCs, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Special Distribution Date shall be the second day of the month, or such other date, if any, determined as provided in the Pass Through Trust Agreement. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

        Distributions on this Certificate will be made by the Pass Through Trustee by wire transfer of funds to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, provided, however, that in the event Certificates are issued in the form of Registered Certificates, distributions on this Certificate will be made by check mailed to the Person entitled thereto. Except as otherwise provided in the Pass Through Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

         THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF __________.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pass Through Trust Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.


                                  UNION TANK CAR COMPANY
                                  1996-A2 PASS THROUGH TRUST

                                  By: _______________________________________,
                                        as Pass Through Trustee


                                  By: _______________________________________
                                        Title:

                            [Reverse of Certificate]



         The Certificates do not represent a direct obligation of, or an obligation guaranteed by (except to the extent provided in the Pass Through Trust Agreement), or an interest in Union, Procor, the Pass Through Trustee, in its individual or trust capacities, any Owner Participant, any Owner Trustee in its individual capacity, either Equipment Trust Trustee in its individual capacity, or any affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Pass Through Trust Agreement. All payments or distributions made to Certificateholders under the Pass Through Trust Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Pass Through Trust Agreement.
Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Pass Through Trust Agreement. This Certificate does not purport to summarize the Pass Through Trust Agreement and reference is made to the Pass Through Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Pass Through Trust Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

         The Pass Through Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the Certificateholders under the Pass Through Trust Agreement at any time by the Companies and the Pass Through Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pass Through Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

         As provided in the Pass Through Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 and $1,000 integral multiples thereof, except that one Certificate may be in a denomination of less than $1,000. As provided in the Pass Through Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Certificateholder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Pass Through Trust Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the disposition of all property held as part of the Trust Property.

         [FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

                 This is one of the Certificates referred to in the within-mentioned Pass Through Trust Agreement.


                                        _______________________________________,
                                        as Pass Through Trustee



                                        By:
_________________________________________________________
                                        Authorized Officer

                                                                       EXHIBIT B

                                   GUARANTEE



                 Union Tank Car Company, a Delaware corporation ("Union"), which term includes any successor or assign under the Pass Through Trust Agreement 1996-A2, dated as of May __, 1996, among Union, Procor Limited, a Canadian corporation ("Procor"), and _______________________________________,
as Pass Through Trustee, (the "Pass Through Trust Agreement"), has irrevocably and unconditionally guaranteed the due and punctual distribution to Certificateholders of principal and interest payable with respect to the Procor ETC (as defined in the Pass Through Trust Agreement), whether at stated maturity or otherwise, and certain other obligations of Procor as specified in
Article XII of the Pass Through Trust Agreement and has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Pass Through Trustee or any Certificateholder in enforcing any rights under this Guarantee.

                 The obligations of Union to the Certificateholders and to the Pass Through Trustee pursuant to this Guarantee and the Pass Through Trust Agreement are expressly set forth in Article XII of the Pass Through Trust Agreement and reference is hereby made to such for the precise terms of this Guarantee.

                 No stockholder, officer, director or incorporator, as such, past, present or future of Union shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                 This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon Union and its successors and assigns until full and final payment of all of the guaranteed obligations under the Pass Through Trust Agreement and shall inure to the benefit of the successors and assigns of the Pass Through Trustee and the Certificateholders and, in the event of any transfer or assignment of rights by any Certificateholder or the Pass Through Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                 This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Certificate upon which this Guarantee is noted shall have been executed by the Pass Through Trustee under the Pass Through Trust Agreement by the manual signature of one of its authorized officers.

                 THE TERMS OF ARTICLE XII OF THE PASS THROUGH TRUST AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

                                                                       EXHIBIT C


                                  FORM OF DTC
                           LETTER OF REPRESENTATIONS

                                   SCHEDULE I


                  Equipment Notes
                 to be Issued under                         Principal
                   the Indenture:                             Amount                           Maturity
               ----------------------                    ----------------                   ---------------

                On the Issuance Date                            $___________                   _________

                 Subsequent to the                               ___________                   _________
                   Issuance Date


                       Total                                    $___________

                                  SCHEDULE II


                        ETCs
                 to be Issued under                          Principal
             Equipment Trust Agreements                       Amount                           Maturity
             --------------------------                  ----------------                   ---------------

              Procor ETC, Series 26CAN                          ____________                   _________

                Union ETC, Series 26                            ____________                   _________


                       Total                                    ____________

Reconciliation and tie between Pass Through Trust Agreement 1996-A2 dated May __, 1996 and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.

Trust Indenture Act                                                Pass Through Trust
of 1939 Section                                                     Agreement Section
-------------------                                                -------------------
      310(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8
            (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8
            (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
            (4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.2; 6.3 (a) & (b)
         (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8; 7.9; 7.10
         (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
      311(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.18
         (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.18
         (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
      312(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.9; 8.1; 8.2
         (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.4
         (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.4
      313         . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.3
      314(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4
         (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
            (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
            (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         (d)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
            (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
            (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
      315(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(a)
         (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2
         (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(b)
         (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(c)
         (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.6
      316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . .  1.4(c)
            (1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.4
               (B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5
            (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.7
         (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.4(d)
      317(a)(1)   . . . . . . . . . . . . . . .  . . . .  . . . . . . .  . . 6.3(a)
            (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3(b)
         (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.13
      318(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.7